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                                                                    EXHIBIT 10.3

                      NATIONWIDE HEALTH PROPERTIES, INC.
                      ----------------------------------
                     EXECUTIVE EMPLOYMENT SECURITY POLICY
                     ------------------------------------
                    AS AMENDED AND RESTATED APRIL 20, 2001
                    --------------------------------------


     The following policy shall be applicable to such officers of the Company as shall be selected by the Compensation Committee of the Company's Board and notified thereof as hereinafter provided. This Policy shall not apply to any officer of the Company who is a party to a separate employment agreement with the Company or a subsidiary thereof, unless such employment agreement expressly provides that this Policy shall be applicable to said Officer, and said Agreement has been approved by the Compensation Committee, and he is provided with notice hereunder.

     This Policy shall be operative only for a period of three (3) years after a Change of Control. This Policy shall not be applicable, and no payments shall be made pursuant to it, unless a Change of Control occurs.

     1.    DEFINITIONS.
           -----------

           For purposes of this Policy the following terms shall have the meanings set forth in this Paragraph 1:

           A.    "Board" shall mean the Board of Directors of the Company.
                  -----

           B.    "Cause" shall mean (i) willful refusal by Participant to follow
                  -----
a lawful written order of the Board, (ii) willful misconduct, dishonesty or reckless disregard of his duties by Participant, or (iii) the conviction of Participant of any felony involving moral turpitude.

           C.    "Change of Control" shall mean a change in control of the
                  -----------------
Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A, Regulation 240.14a-101, promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Policy or, if Item 6(e) is no longer in effect, any regulation issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 which serves similar purposes; provided that, without limitation, a Change of Control shall be deemed to have occurred if and when (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities or (b) individuals who are members of the Board immediately prior to a meeting of the shareholders of the

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Company involving a contest for the election of directors shall not constitute a majority of the Board following such election.

           D.    "Company" shall mean Nationwide Health Properties, Inc.
                  -------

           E.    "Compensation Committee" shall mean the Compensation Committee
                  ----------------------
of the Board.

           F.    "Conflict of Interest" is defined in Paragraph 9 hereof.
                  --------------------

           G.    "Participant" shall mean an officer of the Company who has been
                  -----------
selected by the Compensation Committee to participate under this Policy, who has been so notified by the Compensation Committee and who acknowledged such notification pursuant to Paragraph 13 hereof. Participants shall mean all officers of the Company so selected and notified, and who have so acknowledged notification.

           H.    "Period of Employment" shall mean the number of months of
                 --------------------
employment of a Participant by the Company. "Period of Employment" is used to ascertain the number of months for which Termination Indemnity payments will be paid pursuant to the terms hereof. Prior service may be included within the Period of Employment at the discretion of the Compensation Committee if a termination allowance was not paid at the time the prior service ended. Period of Employment shall include disability and military leaves of absence but exclude other leaves of absence unless such leaves of absence are for the convenience of the Company and are approved by the Compensation Committee. Earned but accrued vacation credits shall not be included within "Period of Employment."

           I.    "Termination Indemnity Payments" shall mean those Termination
                  ------------------------------
Indemnity Payments provided by the terms of this Agreement.

           J.    "Total Compensation" shall mean the amount per annum equal to
                  ------------------
the highest annual compensation (salary plus bonus plus performance-based dividend equivalents to the extent earned, as determined by the Company's Compensation Committee, by the Participant through the date of termination, except where the basis of such termination is Cause, death, disability, or normal retirement age) paid to Participant by Company during any of Company's three (3) fiscal years immediately preceding termination of employment. "Monthly Total Compensation" shall mean one twelfth (1/12) of Total Compensation.

     2.    TERMINATION OF EMPLOYMENT BY THE COMPANY.
           ----------------------------------------

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           Within three years after a Change of Control of Company, in the event of termination by the Company of the active employment of any Participant
(except where the basis of such termination is Cause, death, disability or normal retirement age sixty-five (65)), such Participant shall be entitled to receive and the Company shall be obligated to pay as Termination Indemnity Payments an amount equal to the Participant's Monthly Total Compensation for the number of months following such termination indicated in paragraph 6 below, less one half ( 1/2) of all salary, bonus, other remuneration and the fair market value to Participant of fringe benefits that the Participant may receive from new employment during the period he is entitled to Termination Indemnity Payments.

     3.    TERMINATION OF EMPLOYMENT BY THE PARTICIPANT.
           --------------------------------------------

           During the three (3) years after a Change of Control of Company, if the Board fails to reelect a Participant to his then existing or reasonably comparable office, or if a change not acceptable to a Participant is made that affects a substantial reduction in his compensation or benefits (except for (i) a general reduction of compensation or benefits affecting all Participants and resulting from a severe economic down-turn in the financial position of the Company, or (ii) for normal retirement at age sixty-five (65) of such Participant) such Participant shall have the right by written notice to the Company to terminate his active employment as of the last day of the month in which such written notice is delivered to the Company, and such Participant shall be entitled to receive and the Company shall be obligated to pay as Termination Indemnity Payments an amount equal to the Participant's Monthly Total Compensation for the number of months following such termination indicated in Paragraph 6 below, less one-half ( 1/2) of all salary, bonus, other remuneration and the fair market value to Participant of fringe benefits that the Participant may receive from new employment during the period he is entitled to Termination Indemnity Payments. Except as provided above in this paragraph, no Termination Indemnity Payments will be paid pursuant to the terms of this Policy to any Participant whose employment at Company is terminated by voluntary resignation (unless otherwise determined by the Compensation Committee).

     4.    DEATH/DISABILITY/RETIREMENT:    CONTINUATION OF
           -----------------------------------------------
BENEFITS IN CASE OF DEATH.
-------------------------

           Participant shall not receive payments under this Policy on account of termination of employment because of death or disability or upon normal retirement at age sixty-five (65) or thereafter. Should a Participant covered by this Policy die after commencement of payments to him of the Termination Indemnity Payments but

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before such Termination Indemnity Payments are paid in full, the balance the
Participant would have received had he lived shall be paid in installments as designated in writing by such Participant; or if there is not effective written designation then to his spouse; or if there is neither an effective written designation nor a surviving spouse, then to his estate. Designation of a beneficiary or beneficiaries to receive the balance of any Termination Indemnity Payments hereunder shall be made by written notice to the Company and the Participant may revoke or change any such designation of beneficiary at any time by a later written notice to the Company.

     5.    CAUSE.
           -----

           In the event Participant's employment is terminated for Cause, Participant shall not receive any payments under this Policy.

     6.    TERMINATION INDEMNITY PAYMENTS.
           ------------------------------

           Termination Indemnity Payments shall be computed and paid to all full-time officers of the Company in accordance with the following schedule:

           Period of Employment  Termination Indemnity Payments
           --------------------  ------------------------------
                                       (Amount equal to 100% Monthly Total
                                       Compensation for the number of months
                                       set forth below)

           Less than one year                             12 months

           One year or more                       24 months

           Three years or more                            36 months

           The maximum period of Termination Indemnity Payments shall be thirty-six (36) months or age sixty-five (65), whichever occurs first.

           Payments of the Monthly Termination Indemnity Payments hereunder shall be made at the regular pay period of the Company or in such other manner as may be agreed upon by the Participant entitled to receive such payments and the Compensation Committee. Payments made to a Participant hereunder as Termination Indemnity Payments shall be deemed to be compensation for services rendered for all purposes and shall be subject to applicable Federal, State and local tax withholding and deduction requirements.

           If during the period a Participant is receiving Termination Indemnity Payments under this Policy such Participant makes any false statement or conducts himself in a fraudulent or dishonest manner which materially and adversely affects the Company, the Board may terminate all payments hereunder.

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     7.    OTHER COMPANY EMPLOYMENT BENEFITS.
           ---------------------------------

           Participants entitled to receive Termination Indemnity Payments under this Policy shall be entitled to participate in certain employee insurance plans (as described below) during the period the Termination Indemnity Payments provided for herein are being paid. During the period of a Participant is receiving payments hereunder, he shall be treated as a continuing employee for purposes of participation in and accrual of rights and benefits under all of the Company's life, accident, medical and dental insurance plans of Participant and his spouse; however, he shall not be entitled to medical or dental coverages for himself or his spouse if such medical or dental coverages are provided under any other group plan or by another employer. In the event that such participation in one or more of such Plans is not possible, Company shall arrange to provide Participant with benefits substantially similar to those which Participant would have been entitled to receive under such plans if he had continued as an employee at the Total Compensation level; however, he shall not be entitled to medical or dental coverages for himself or his spouse if such medical or dental coverages are provided under any other group plan or by another employer. Benefits of continued participation in the Company Retirement Plan and any retirement plans hereafter adopted in which Participant was entitled to participate prior to date of termination (hereinafter referred to as the "Plans") shall continue, provided, however, that if Participant's continued participation is not possible under the general terms and provisions of the Plans, Company shall arrange to provide Participant with benefits substantially similar to those which Participant would have been entitled to receive under the Plans if he had continued as an employee for the full term provided in Paragraph 6 above at the Participant's Total Compensation level. This paragraph is not intended to limit Participant's vested rights under any of Company's retirement plans to a period of three (3) years or until age sixty-five (65); rather, such rights shall continue pursuant to the terms of said Plans. Participants receiving Termination Indemnity Payments hereunder shall not be entitled to continued participation in or accrual of benefits under any Company stock option or restricted stock plan. No stock option shall be granted to such Participant under any Company stock option plan after the termination of active employment; however, such Participant shall have the benefits of all rights vested as of the date of termination of active employment pursuant to the terms of said plans.

           A Participant receiving Termination Indemnity Payments under this Policy shall be entitled to purchase at depreciated book value the automobile (if any) which Company was providing for the use of such

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Participant. Also, such Participant shall have the option to have assigned to him any assignable insurance policy owned by Company which relates specifically to such Participant. Company shall have no obligation to pay off any loans against such insurance policies and such former Participant shall reimburse the Company for the cash value of such insurance policies (if any).

     8.    OTHER EMPLOYMENT.
           ----------------

           After ceasing active employment with the Company or a subsidiary of the Company, and during the period the Participant is eligible to receive any Termination Indemnity Payments hereunder, such Participant has an obligation to use his best efforts to seek other employment, and shall have the right to accept other employment or engage in other business activities subject to the restrictions set forth in Paragraph 9 below (relating to Conflict of Interest). One-half ( 1/2) of all salary, bonus, other remuneration and the fair market value to Participant of fringe benefits from any such new employment shall be deducted from or set off against Termination Indemnity Payments and other benefits provided in this Policy.

     9.    CONFLICT OF INTEREST.
           --------------------

           During the period a Participant is entitled to receive Termination Indemnity Payments hereunder, such Participant shall not, without the prior written consent of the Company, engage directly or indirectly (including, by way of example only, as a principal, partner, venturer, employee or agent), nor have any direct or indirect interest, in any business which competes with the Company, or any of its subsidiaries in any area of the world in which the Company or such subsidiary engages in business at the time of termination of the Participant's active employment with the Company. Included within the meaning of an indirect interest for purposes of this Policy would be, by way of example only, an interest in any such business held through a nominee, agent, option or other device. The foregoing clause does not apply to an investment by any Participant in the stock of a publicly held corporation if the market value of such investment at the time the Participant acknowledges this Policy and the provisions hereof (if then owned) or when acquired by such Participant (if acquired after the date of such acknowledgment) does not exceed One Hundred Thousand Dollars ($100,000) or to any investment by such Participant in a mutual fund.

           If Participant directly or indirectly discloses to any third person any confidential records or information, trade secrets or customer list relating to Company's business, Participant's right to Termination

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Indemnity Payments hereunder shall terminate immediately (in addition to any other remedies that Company may have).

     10.   CONSULTATION FOR COMPANY.
           ------------------------

           During the period Participant is entitled to receive Termination Indemnity Payments hereunder, he shall be available at reasonable times and upon reasonable notice to consult with and advise officers and executives of the Company regarding the business and affairs of the Company; provided, however, that such consultation and advice shall be scheduled and arranged so that it does not interfere unreasonably with any other employment or business activities of Participant.

     11.   AMENDMENT OR TERMINATION OF POLICY.
           ----------------------------------

           The Company reserves the right to alter, amend or revoke this Policy prospectively at any time prior to a Change of Control, by notice to the Participants, but no such alteration, amendment or revocation shall be made after a Change of Control except with the express prior written consent and agreement of such Participant. Nothing herein shall entitle any Participant to continue employment with the Company or to continued tenure in any specific office or position.

     12.   TERMINATION OF TERMINATION INDEMNITY PAYMENTS.
           ---------------------------------------------

           The Termination Indemnity Payments and all other benefits to which any Participant is entitled hereunder shall terminate immediately if following termination of active employment such person (1) breaches the Conflict of Interest provisions in Paragraph 9 hereof, or (2) fails or refuses to consult with and advise officers and other executives of the Company in accordance with Paragraph 10 hereof, or (3) makes false statements or conducts himself in a manner that in the reasonable discretion of the Board materially and adversely affects the Company, or (4) reaches his sixty-fifth (65) birthday.

     13.   ACKNOWLEDGMENT BY COMPANY OFFICERS
           ----------------------------------

           Each officer of the Company to whom this Policy is to be applicable shall be informed thereof by letter substantially in the form attached as Exhibit "A" hereto and, as a condition to entitlement, shall acknowledge in a writing substantially similar to the form letter attached as Exhibit "B" hereto that the Participant understands and agrees to be bound by the provisions of this Policy. A list of the Participants shall be maintained by the Secretary of the Company.

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     14.   OTHER PROVISIONS.
           ----------------

           This Policy shall become effective as of February 8, 1990. The Termination Indemnity Payments provided hereby supersede and replace any and all other termination compensation to which any Participant is or might become entitled under any other policies or practices of the Company, except termination compensation covered by an agreement in effect on the effective date hereof which has separately been approved by the Compensation Committee. The rights and obligations of the Company under this Policy shall inure to the benefit of and shall be binding upon the Company's successors and assigns. References in this Policy to the male gender shall include the female gender.
In any action at law or in equity to enforce any of the provisions or rights under this Policy, the unsuccessful party to such litigation as determined by the court in a final judgment or decree shall pay the successful party or parties all costs, expenses and reasonable attorneys fees incurred therein by such party or parties (including without limitation such costs, expenses and fees on any appeals) and if such successful party shall recover judgment in any such action or proceedings, such costs, expenses and attorneys fees shall be included as a part of such judgment. Paragraphs or other headings contained in this Policy are for reference purposes only and shall not affect in any way the meaning or interpretation of this Policy. To the full extent controllable by stipulation of the parties, this Policy shall be interpreted and enforced under California law.


NOTE: This Policy is intended to remain outside the provisions of Section 67 of the Tax Reform Act of 1984, as originally enacted (adding Sections 280G and 4999 and amending Sections 275(a) and 3121 (v) of the Internal Revenue Code) (the "1984 Act"). Notwithstanding any other term or provision contained in this Policy, no Termination Indemnity Payment shall be made to any Participant in an amount which would subject any portion of such Termination Indemnity Payment, or any such Termination Indemnity Payment theretofore received by the Participant, to the excise tax provided in Section 67 of the 1984 Act.

8379B/788A

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PERSONAL AND CONFIDENTIAL
-------------------------


(Date)



(Address)

Re:  Nationwide Health Properties, Inc.
     Executive Employment Security Policy
     ------------------------------------

Dear __________________:

     You have been designated as one of the officers of Nationwide Health Properties, Inc. (the "Company") covered by the above-referenced Executive Employment Security Policy ("Policy"), a copy of which is enclosed. This letter constitutes the notice to you required by Paragraph 13 of the Policy.

     Under Paragraph 13 of the Policy, your entitlement to any benefits which you may eventually qualify to receive under the Policy is subject to the written acknowledgment of your understanding of and agreement to the terms and conditions of the Policy. Enclosed for this purpose are two copies of a form letter for use. Please complete, date and sign both copies of that letter and return one signed copy to the Secretary of the Company while retaining the other copy for your personal records.

                                         Very truly yours,


Encl.



                                  Exhibit "A"

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PERSONAL AND CONFIDENTIAL
-------------------------


(Date)



Nationwide Health Properties, Inc.
610 Newport Center Drive, Suite 1150
Newport Beach, CA 92660

Re:  Nationwide Health Properties, Inc.
     Executive Employment Security Policy
     ------------------------------------

Gentlemen:

     This will acknowledge receipt of the Nationwide Health Properties, Inc. Executive Employment Security Policy which was enclosed in your letter of
_______________________.

     I have read this Policy and understand and agree to all of its terms and conditions.

     I hereby designate ___________________________________________ as my beneficiary(ies) to receive the balance of any Termination Indemnity Payments to which I am entitled under the Policy but which remain unpaid at the date of my death. I understand that I may revoke or change this designation of beneficiary(ies) at any time by a later written notice to the Company.

                                        Very truly yours,



                                  Exhibit "B"

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     The undersigned, Secretary of Nationwide Health Properties, Inc., certifies that the "Nationwide Health Properties, Inc. Executive Employment Security
Policy As Amended and Restated April 20, 2001" as set forth in the foregoing document was adopted by Nationwide Health Properties, Inc. as its policy pursuant to Board action on February 8, 1990, as amended by further Board action on April 20, 2001.

Dated:   April 20, 2001


                                         __________________________________
                                         Don M. Pearson, Secretary

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